Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-179812, 333-179813 and 333-179814) and (ii) Form S-8 (Nos. 333-172170, 333-172582, 333-172584, 333-172606, 333-172808 and 333-181782) of Kinder Morgan, Inc. of our report dated February 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 28, 2013